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                                                                  EXHIBIT 3.1(a)


                               STATUTS D'ADECCO SA
                           SOCIETE ANONYME A CHESEREX




                I. RAISON SOCIALE, SIEGE, DUREE ET BUT


Art. 1 (1) Il existe sous la raison sociale Adecco SA une societe anonyme regie par les presents statuts et par le titre XXVI du Code des obligations.

                (2) Le siege social est a Cheserex. La duree de la societe est illimitee.


Art. 2 (1) La societe a pour but l'acquisition et la gestion de participations financieres, sous quelque forme que ce soit, a toutes entreprises de services, commerciales, financieres et industrielles, en Suisse et a l'etranger, notamment a des entreprises actives dans le domaine de la mise a disposition de personnel, de la surveillance, de l'inspection et du conseil.

                (2) Elle pourra accorder des prets a ces entreprises et pratiquer toutes operations se rapportant au but precite, notamment contracter des emprunts et acquerir des immeubles.


                II. STRUCTURE DU CAPITAL


                A. Capital-actions et actions


Art. 3 Le capital-actions est de Fr. 170'982'840.-- (cent septante millions neuf cent huitante-deux mille huit cent quarante francs). Il est divise en 17'098'284 (dix-sept millions nonante-huit mille deux cent huitante-quatre) actions nominatives, de Fr. 10.-- (dix francs) valeur nominale chacune, entierement liberees.


Art. 3bis       Le conseil  d'administration est autorise a augmenter le
                capital-actions en une ou plusieurs etapes, jusqu'au 20 avril
                2001, a un maximum de Fr. 49'000.-- (quarante-neuf mille francs) par l'emission d'un maximum de 4'900 (quatre mille neuf cent) actions nominatives de Fr. 10.-- (dix francs) valeur nominale chacune, a liberer entierement. Le droit de souscription preferentiel des actionnaires et des titulaires de bons de participation est exclu en faveur de Credit Suisse First Boston, Zurich, qui agit comme office de conversion dans le cadre d'une offre de la societe aux


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                titulaires de bons de participation pour la conversion de cinq bons de participation de Fr. 2.-- (deux francs) valeur nominale chacun, en une action nominative de Fr. 10.-- (dix francs) valeur nominale chacune, et qui mettra les nouvelles actions nominatives a la disposition des ayants droit. Un emploi de ce capital autorise a d'autres fins que pour la conversion des bons de participation en actions nominatives est exclu. Le moment a compter duquel les actions nouvelles donneront droit au dividende et les autres modalites de l'emission des nouvelles actions nominatives seront determinees par le conseil d'administration. Les actions nominatives nouvellement emises sont sujettes aux restrictions a la transmissibilite de l'article 4 des statuts.

Art. 3ter       (1) Le  capital-actions  de la societe est augmente de Fr.
                1'798'350.-- (un million sept cent nonante-huit mille trois cent cinquante francs) par l'emission au maximum de 179'835 (cent septante-neuf mille huit cent trente-cinq) actions nominatives entierement liberees d'une valeur nominale de Fr. 10.-- (dix francs) par l'exercice de droits d'option que le conseil d'administration accorde aux collaborateurs ainsi qu'aux membres du conseil d'administration de la societe ou de ses societes affiliees. Les actions nominatives nouvellement emises sont sujettes aux restrictions a la transmissibilite de l'article 4 des statuts.

                (2) Le droit de souscription des actionnaires et des participants est exclu.

                (3) Le conseil d'administration regle par une directive particuliere les conditions et les modalites de l'octroi ainsi que l'exercice des droits d'option.


Art.  3quater   Conformement a la convention  d'apports du 20 aout 1996, et dans le cadre de l'offre publique d'echange soumise par la societe aux actionnaires d'Ecco S.A., la societe a acquis du Credit
                Suisse (France) a titre d'apports en nature, 9'275'000 (neuf millions deux cent septante-cinq mille) actions Ecco S.A., entierement liberees, d'une valeur nominale de FF 25.-- chacune.
                Ces actions sont transferees a la societe pour un prix total de
                Frs 412'185'081.-- (quatre cent douze millions cent huitante-cinq mille huitante et un francs suisses) correspondant a la valeur attribuee a ces apports. En contrepartie, le Credit
                Suisse (France) recoit 9'534'700 (neuf millions cinq cent trente-quatre mille sept cents) actions au porteur de la societe, entierement liberees, d'une valeur nominale de Frs
                10.-- (dix francs suisses) chacune, representant une valeur nominale totale de Frs 95'347'000.-- (nonante-cinq millions trois cent quarante-sept mille francs suisses); Frs
                316'838'081.-- (trois cent seize millions huit cent trente-huit mille huitante et un francs suisses) sont comptabilises a titre d'agio dans les livres de la societe.


Art.  3quinquies (1) Le capital-actions de la societe est augmente d'un  maximum de Fr. 5'000'000.-- (cinq millions de francs) par l'emission d'un maximum de 500'000 (cinq cent mille) actions nominatives d'une valeur nominale de Fr. 10.--


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                (dix francs) chacune, entierement liberees, par l'exercice de droits d'option que le conseil d'administration accorde aux collaborateurs ainsi qu'aux membres du conseil d'administration de la societe ou de ses societes affiliees. Les actions nominatives nouvellement emises sont sujettes aux restrictions a la transmissibilite de l'article 4 des statuts.

                (2) Les droits de souscription preferentiels des actionnaires et des titulaires de bons de participation ainsi que le droit de souscrire prealablement sont exclus.

                (3) Le conseil d'administration regle par une directive particuliere les conditions et les modalites de l'octroi ainsi que l'exercice des droits d'option.


Art. 3sexies    (1) Le capital-actions de la societe sera augmente d'un
                montant total maximum de Fr. 14'000'000.-- (quatorze millions de francs) par l'emission d'au maximum 1'400'000 (un million quatre cent mille) actions nominatives entierement liberees d'une valeur nominale de Fr. 10.-- (dix francs) chacune, suite a l'exercice de droits d'option ou de droits de conversion attribues en relation avec l'emission d'emprunts obligataires ou d'autres obligations de la societe ou de societes affiliees.

                (2) Le droit de souscription preferentiel des actionnaires et des participants relatif aux actions est exclu. L'acquisition d'actions par l'exercice des options ou des droits de conversion de meme que le transfert ulterieur des actions sont soumis aux restrictions a la transmissibilite desdites actions prevues a l'article 4 des statuts.

                (3) Le droit de souscription preferentiel des actionnaires et des participants relatif a la souscription d'emprunts obligataires ou d'autres obligations de la societe peut etre restreint ou exclu par le conseil d'administration (1) afin de financer l'acquisition d'entreprises, de parties d'entreprises ou de participations, ou encore afin de financer des investissements importants, de meme que pour (2) emettre les emprunts convertibles ou a option sur les marches internationaux des capitaux.

                (4) En cas d'exclusion du droit preferentiel de souscription,
                (1) les emprunts obligataires seront offerts au public aux conditions du marche, (2) la date d'exercice des options n'excedera pas cinq ans et celle des droits de conversion dix ans a partir de la date d'emission des emprunts, et (3) le prix d'exercice pour l'acquisition des nouvelles actions doit correspondre au moins au prix du marche au moment de l'emission de l'emprunt obligataire.

                (5) Au total, pas plus de 1'400'000 nouvelles actions nominatives ne peuvent etre emises sur la base de cet article et de l'article 3octies des statuts (concernant le capital autorise de 700'000 actions nominatives).


Art.  3septies  (1) Le conseil d'administration est autorise a augmenter le capital-actions de la societe en une ou plusieurs etapes, jusqu'au 20 avril 2000, d'un maximum de

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                Fr. 6'000'000.-- (six millions de francs) par l`emission d'un maximum de 600'000 (six cent mille) actions nominatives d'une valeur nominale de Fr. 10.-- (dix francs) chacune, a liberer entierement.

                (2) Les droits de souscription preferentiels des actionnaires et des participants sont exclus. Le conseil d'administration emettra les actions sur les marches internationaux des capitaux aux conditions du marche afin de refinancer le rapprochement avec Olsten Corporation (Melville N.Y., USA).

                (3) Le prix d'emission, la nature des apports et la date a compter de laquelle les nouvelles actions donneront droit aux dividendes seront determines par le conseil d'administration.

                (4) Les actions nominatives nouvellement emises sont sujettes aux restrictions a la transmissibilite de l'article 4 des statuts.


Art. 3octies    (1) Le conseil  d'administration  est autorise a augmenter le capital-actions de la societe en une ou plusieurs etapes, jusqu'au 30 juin 2001, d'un maximum de Fr. 7'000'000 (sept millions de francs) par l'emission d'un maximum de 700'000 (sept cent mille) actions nominatives d'une valeur nominale de Fr.
                10.-- (dix francs) chacune, a liberer entierement.

                (2) Le prix d'emission, la nature des apports, la date a compter de laquelle les nouvelles actions donneront droit aux dividendes et les autres modalites de l'emission des actions seront determinees par le conseil d`administration.

                (3) Les droits de souscription preferentiels des actionnaires et des participants sont exclus. Les actions sont reservees aux fins de permettre le rapprochement de la societe avec Olsten Corporation (Melville N.Y., USA) et serviront directement ou indirectement au paiement des actionnaires d'Olsten Corporation. Un emploi de ce capital autorise a d'autres fins que pour la mise a disposition d'actions en vue du rapprochement decrit ci-dessus est exclu.

                (4) Les actions nominatives nouvellement emises sont sujettes aux restrictions a la transmissibilite de l'article 4 des statuts.


                (5) L'article 3sexies alinea 5 des statuts est reserve.


Art. 4 (1) Les proprietaires et usufruitiers des actions doivent se faire inscrire au registre des actions en indiquant leur nom, prenoms, adresse et nationalite (le siege pour les personnes morales).

                (2) Les acquereurs d'actions nominatives peuvent requerir leur inscription au registre des actions avec droit de vote lorsqu'ils declarent expressement detenir les actions en leur propre nom et pour leur propre compte. Aucune personne n'est


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                inscrite au registre des actions avec droit de vote pour plus de
                5% du capital-actions nominatif inscrit au registre du commerce. Cette restriction a l'inscription vaut egalement pour les personnes qui detiennent pour tout ou partie des actions par le biais de nominees selon l'alinea 3 du present article. L'article 685d alinea 3 du Code des obligations et l'alinea 6 du present article sont reserves.

                (3) Le conseil d'administration peut inscrire des nominees avec droit de vote au registre des actions pour 5% au plus du capital-actions nominatif inscrit au registre du commerce. Au-dela de cette limite, le conseil d'administration peut inscrire des nominees avec droit de vote au registre des actions, si le nominee en question indique le nom, l'adresse et le nombre d'actions de la personne pour le compte de laquelle il detient 0,5% ou plus du capital-actions nominatif inscrit au registre du commerce. Sont considerees comme nominees au sens de cette disposition, les personnes qui ne declarent pas expressement, dans la requete d'inscription, detenir les actions pour leur propre compte ou avec lesquelles le conseil d'administration a conclu une convention correspondante.

                (4) Les personnes morales, societes de personnes ou les autres groupes de personnes ou rapports de propriete en main commune, qui sont lies entre eux en ce qui concerne le capital ou les voix, par une direction unique ou de toute autre maniere, ainsi que les personnes morales ou les societes de personnes qui agissent de maniere concertee pour eluder les dispositions relatives a la limite de participation ou les nominees (notamment les syndicats), sont consideres comme une personne ou un nominee au sens des alineas 2 et 3 du present article.

                (5) Apres avoir entendu l'actionnaire ou le nominee inscrit au registre des actions, le conseil d'administration peut radier leur inscription avec effet au jour de l'inscription, lorsque cette derniere est intervenue a cause d'informations erronees. L'interesse doit etre immediatement informe de la radiation.

                (6) Le conseil d'administration regle les details et prend les mesures necessaires au respect des normes ci-dessus. Dans des cas particuliers, le conseil d'administration peut accorder des exceptions a la limite de participation ou a la reglementation concernant les nominees.

                (7) La restriction d'inscription reglee par le present article s'applique egalement aux actions souscrites ou acquises par l'exercice d'un droit de souscription preferentiel, d'un droit d'option ou d'un droit de conversion.


Article 4bis La societe peut emettre des certificats pour plusieurs actions. Les certificats peuvent etre echanges en tout temps contre des certificats de partie inferieure ou de titre unique.

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Article 4ter    (1) La societe peut renoncer a imprimer et a delivrer les
                titres. Avec l'accord du proprietaire des actions, la societe peut annuler les titres incorporant des actions nominatives lorsqu'ils lui sont remis. La societe peut renoncer a emettre de nouveaux certificats a moins que le proprietaire des actions ne demande leur emission avec la cooperation de la banque chargee de gerer les actions.

                (2) Des actions nominatives dematerialisees ne peuvent etre transferees que par cession et avec tous les droits qui y sont attaches. Pour etre valable, la cession doit etre annoncee a la societe. Si un actionnaire mandate une banque pour gerer ses actions nominatives dematerialisees, ces actions ne peuvent etre transferees qu'avec l'accord de la banque.

                (3) Des actions nominatives dematerialisees ne peuvent etre mises en gage qu'en faveur de la banque qui est chargee de les gerer, le contrat devant etre conclu par ecrit. Il n'est pas necessaire d'en informer la societe. Le droit d'exiger la delivrance d'un titre peut etre transfere a la banque beneficiaire du gage. Dans tous les autres cas, la mise en gage d'actions nominatives n'est valable que moyennant le transfert du titre.


Article 4quater (1) Les actions ne peuvent pas etre partagees. La societe ne reconnait qu'un representant par action. 2 Le droit de vote et tout autre droit lies a une action nominative ne peuvent etre exerces a l'egard de la societe que par un actionnaire, un usufruitier ou un nominee inscrit avec droit de vote au registre des actions.


Art. 5 L'assemblee generale peut en tout temps transformer les actions nominatives en actions au porteur, ou inversement les actions au porteur en actions nominatives, dans le cadre des dispositions legales applicables et conformement aux statuts.


                B. Capital-participation et bons de participation


Art. 6 Le capital-participation est de Fr. 49'000.-- (quarante-neuf mille francs). Il est divise en 24'500 (vingt-quatre mille cinq cent) bons de participation au porteur de classe A de Fr. 2.-- (deux francs) valeur nominale chacun, entierement liberes.


Art. 6bis       Les dispositions de l'art. 4 sont applicables par analogie aux certificats de bons de participation.

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Art. 6ter       L'assemblee generale peut en tout temps transformer les bons de participation en actions nominatives.


                C. Droits de souscription preferentiels


Art. 7 (1) En cas d'augmentation du capital-actions et / ou du capital-participation, les actionnaires et les detenteurs de bons de participation ont un droit de souscription preferentiel selon les principes suivants:

                     a) si l'augmentation porte uniquement sur le capital-actions ou uniquement sur le capital-participation, tant les actionnaires que les detenteurs de bons de participation beneficient du droit preferentiel de souscription;

                     b) si l'augmentation du capital-actions et celle du capital-participation sont simultanees et ont lieu dans la meme proportion par rapport aux differentes categories de titres emis, le droit preferentiel de souscription des actionnaires ne s'appliquera qu'aux actions et celui des detenteurs de bons de participation qu'aux bons de participation;

                     c) si l'augmentation du capital-actions et celle du capital-participation sont simultanees, mais n'ont pas lieu dans la meme proportion par rapport aux differentes categories de titres emis, il sera d'abord procede comme ci-dessus en cas d'augmentation dans la meme proportion.

                (2) Sur la partie supplementaire d'une des categories de titres emis, tant les actionnaires que les detenteurs de bons de participation beneficient du droit preferentiel de souscription.


                III. ORGANES



Art. 8          Les organes de la societe sont:
                     a) l'assemblee generale;
                     b) l'administration;
                     c) l'organe de revision

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                A. Assemblee generale


Art. 9 (1) L'assemblee generale est convoquee en seance ordinaire une fois par annee, dans les six mois qui suivent la cloture de l'exercice, pour proceder a toutes operations legales et statutaires, et notamment se prononcer sur la gestion du conseil d'administration et sur les comptes de l'exercice.

                (2) Elle se reunit en seance extraordinaire notamment chaque fois que le conseil d'administration le juge utile ou necessaire, ou a la demande d'un ou de plusieurs actionnaires representant au moins le dixieme du capital-actions, ou encore sur requete de l'organe de revision, des liquidateurs ou d'une assemblee generale.


Art. 10 La convocation a l'assemblee generale est publiee dans les organes de publication selon l'art. 25 des statuts. Il doit s'ecouler au moins 20 jours entre le jour de la publication et le jour de l'assemblee generale. La convocation a l'assemblee generale doit contenir les objets portes a l'ordre du jour ainsi que les propositions du conseil d'administration et, le cas echeant, des actionnaires.


Art. 11 L'assemblee est presidee par le president du conseil d'administration ou un administrateur, lequel designe le secretaire et, eventuellement, le ou les scrutateurs. Le secretaire et les scrutateurs peuvent ne pas etre actionnaires.


Art. 12 (1) Le conseil d'administration prend les dispositions relatives a la participation et a la representation a l'assemblee generale.

                (2) Un actionnaire ne peut etre represente a l'assemblee generale que par son representant legal, par un autre actionnaire ayant le droit de vote, par un representant institutionnel, par un representant independant ou par un representant depositaire.

                (3) La decision quant a l'acceptation d'un representant echoit au president de l'assemblee generale.


Art. 13 (1) L'assemblee generale est regulierement constituee quel que soit le nombre des actionnaires presents ou des actions representees.

                (2) Tout actionnaire a, dans l'assemblee, autant de voix qu'il possede et represente d'actions. Sous reserve des dispositions contraires de la loi et des statuts, les elections ont lieu et les decisions sont prises a la majorite absolue des voix attribuees aux actions representees; en regle generale, l'assemblee generale decide a main levee, sauf si un scrutin a bulletin secret est ordonne par le president ou

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                demande par des actionnaires qui demontrent detenir 5% au moins de capital-actions.

                (3) Une decision de l'assemblee generale recueillant au moins les deux tiers des voix attribuees aux actions representees et la majorite absolue des valeurs nominales representees est necessaire pour:

                     - la modification du but social;

                     - l'introduction d'actions a droit de vote privilegie;

                     - la restriction de la transmissibilite des actions
                       nominatives et la levee de telles restrictions;

                     - l'augmentation autorisee ou conditionnelle du
                       capital-actions;

                     - l'augmentation du capital-actions au moyen des fonds
                       propres, contre apport en nature ou en vue d'une reprise de biens et l'octroi d'avantages particuliers;

                     - la limitation ou la suppression du droit de souscription preferentiel;

                     - le transfert du siege de la societe;

                     - la dissolution de la societe sans liquidation.


Art. 14 (1) L'assemblee generale des actionnaires est le pouvoir supreme de la societe.

                (2) Elle a le droit inalienable:

                     - d'adopter et de modifier les statuts;

                     - de nommer les membres du conseil d'administration et de
                       l'organe de revision;

                     - d'approuver le rapport annuel et les comptes de groupe;

                     - d'approuver les comptes annuels ainsi que de determiner
                       l'emploi du benefice resultant du bilan, en particulier de fixer le dividende;

                     - de donner decharge aux membres du conseil
                       d'administration;

                     - de prendre toutes les decisions qui lui sont reservees
                       par la loi ou les statuts.

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                B. Administration



Art. 15 (1) L'administration de la societe est confiee a un conseil de cinq a neuf membres, qui doivent etre actionnaires.

                (2) Les membres du conseil d'administration sont elus pour trois ans et reeligibles.

                (3) La duree des fonctions prend fin le jour de l'assemblee generale.

                (4) Le conseil d'administration se constitue lui-meme. Il est autorise a deleguer tout ou partie de la gestion a un ou plusieurs de ses membres, a des commissions ou a des tiers conformement au reglement d'organisation. Ce reglement fixe les modalites de la gestion, determine les postes necessaires, en definit les attributions et regle en particulier l'obligation de faire rapport.


Art. 16 (1) Le conseil d'administration decide de toutes les affaires de la societe qui ne sont pas reservees de par la loi ou les statuts a un autre organe.


                (2) Le conseil d'administration a les attributions intransmissibles et inalienables suivantes:

                     - exercer la haute direction de la societe et etablir les
                       instructions necessaires;

                     - fixer l'organisation;

                     - fixer les principes de la comptabilite et du controle
                       financier ainsi que le plan financier pour autant que celui-ci soit necessaire a la gestion de la societe;

                     - nommer et revoquer les personnes chargees de la gestion
                       et de la representation;

                     - exercer la haute surveillance sur les personnes chargees de la gestion pour s'assurer notamment qu'elles observent la loi, les statuts, les reglements et les instructions donnees; - etablir le rapport de gestion, preparer l'assemblee generale et executer ses decisions;

                     - etablir le rapport de gestion, preparer l'assemblee
                       generale et executer ses decisions;

                     - informer le juge en cas de surendettement.

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Art. 17         (1) La majorite des membres du conseil d'administration doit etre presente pour que le conseil puisse prendre des decisions.

                (2) Les decisions sont prises a la majorite des voix de l'ensemble des membres du conseil d'administration.

                (3) En cas d'egalite des voix, celle du president n'est pas preponderante.

                (4) Aucun quorum quant a la presence n'est necessaire pour des decisions du conseil d'administration relatives aux rapports d'augmentation du capital et celles devant revetir la forme authentique.


Art. 18         Abroge par decision de l'assemblee generale du 9 mai 1995.


                C. Organe de revision


Art. 19 L'assemblee generale elit chaque annee un organe de revision et un reviseur des comptes de groupe, dont les attributions sont celles prevues par la loi. L'organe de revision et le reviseur des comptes de groupe sont reeligibles.


                IV. REPRESENTATION DE LA SOCIETE


Art. 20         Abroge par decision de l'assemblee generale du 9 mai 1995.


                V. COMPTABILITE, BILAN, BENEFICE



Art. 21 Les exercices comptables sont annuels; des et y compris l'annee 1996, ils prennent fin le 31 decembre.


Art. 22 Le compte de pertes et profits et le bilan sont etablis en conformite des dispositions du Code des obligations.


Art. 23 (1) Un vingtieme (1/20) du benefice annuel est affecte aux reserves generales jusqu'a ce que ces dernieres aient atteint un cinquieme (1/5) du capital-actions et du capital-participation.

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                (2) Le solde du benefice annuel est a la disposition de
                l'assemblee generale sous reserve des regles imperatives de l'article 671 du Code des obligations.


Art. 24 Une decision de dissolution ne peut etre prise qu'a la majorite des deux tiers des voix attribuees a l'assemblee des actions composant le capital-actions.


                VI.         PUBLICATIONS


Art. 25 Les publications sont valablement faites dans la Feuille officielle suisse du commerce. Le conseil d'administration peut decider de proceder a d'autres publications.


                VII. DISPOSITIONS TRANSITOIRES


Art. 26 (1) Selon le contrat de fusion du 26 octobre 1989, la societe a repris a titre universel, au sens de l'article 748 du Code des obligations, tous les actifs et passifs de Inspectorate International S.A., a Berne. Selon bilan de fusion au 30 juin 1989, les actifs de Inspectorate International S.A. sont de Fr. 2'376'869'787.-- et les passifs de Fr. 1'795'783'344.--, degageant ainsi un excedent d'actifs de Fr. 581'086'443.--.

                (2) Pour une action au porteur d'une valeur nominale de Fr. 100.--, les actionnaires de Inspectorate International S.A. recoivent une action au porteur de la societe, d'une valeur nominale de Fr. 100.--, entierement liberee, et pour un bon de participation d'une valeur nominale de Fr. 20.--, les porteurs de bons de participation de Inspectorate International S.A. recoivent un bon de participation de la societe d'une valeur nominale de Fr. 20.--, entierement libere. Dans ce but, la societe a augmente son capital-actions de Fr. 105'000'000.-- par l'emission de 1'050'000 actions au porteur d'une valeur nominale de Fr. 100.-- chacune, entierement liberees, et son capital-participation de Fr. 32'000'000.-- par l'emission de 1'600'000 bons de participation d'une valeur nominale de Fr. 20.-- chacun, entierement liberes.



                                                   Revision du 10 septembre 1999



Statuts adoptes par l'Assemblee Generale constitutive du 2 mai 1967 et modifies lors de l'Assemblee Generale Extraordinaire du 10 septembre1999.


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